UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported):  September 30, 2008

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Market 2000+ HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16087 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
______________

250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 16, 2008, the NYSE halted trading for Idearc Inc. (NYSE ticker “IAR”) and is now routing orders to Arca because the price of IAR fell below $1.05, triggering a technical halt due to a “sub-penny trading” condition. IAR will not be quoted on the NYSE until it trades for an entire day at or above $1.10. Effective September 16, 2008, the Amex utilizes Arca pricing for IAR for all index calculations.

Effective September 25, 2008, the price of Sony Corp. was adjusted to account for a special cash dividend of $0.093379 per share.  The index cash resulting from this special cash dividend will be distributed on the ex-date of September 25, 2008. As a result, there was no cash adjustment to the index.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Market 2000+ HOLDRS Trust Prospectus Supplement dated September 30, 2008 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: November 10, 2008	By:	/s/ Satyanarayan R. Chada
		Name:	Satyanarayan R. Chada
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Market 2000+ HOLDRS Trust Prospectus Supplement dated September 30, 2008 to Prospectus dated August 15, 2007.